DIRECTORS/TRUSTEES POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

        Each of the undersigned, as directors and trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                                      1933 Act            1940 Act
                                                                   Reg. Number           Reg. Number

     AXP Fixed Income Series, Inc.                                   2-51586            811-2503
     AXP California Tax-Exempt Trust                                 33-5103            811-4646
     AXP Discovery Series, Inc.                                      2-72174            811-3178
     AXP Equity Series, Inc.                                         2-13188            811-772
     AXP High Yield Income Series, Inc.                              2-86637            811-3848
     AXP Government Income Series, Inc.                              2-96512            811-4260
     AXP Global Series, Inc.                                         33-25824           811-5696
     AXP Growth Series, Inc.                                         2-38355            811-2111
     AXP High Yield Tax-Exempt Series, Inc.                          2-63552            811-2901
     AXP International Series, Inc.                                  2-92309            811-4075
     AXP Investment Series, Inc.                                     2-11328            811-54
     AXP Managed Series, Inc.                                        2-93801            811-4133
     AXP Market Advantage Series, Inc.                               33-30770           811-5897
     AXP Money Market Series, Inc.                                   2-54516            811-2591
     AXP Dimensions Series, Inc.                                     2-28529            811-1629
     AXP Selected Series, Inc.                                       2-93745            811-4132
     AXP Progressive Series, Inc.                                    2-30059            811-1714
     AXP Income Series, Inc.                                         2-10700            811-499
     AXP Special Tax-Exempt Series Trust                             33-5102            811-4647
     AXP Stock Series, Inc.                                          2-11358            811-498
     AXP Strategy Series, Inc.                                       2-89288            811-3956
     AXP Tax-Exempt Series, Inc.                                     2-57328            811-2686
     AXP Tax-Free Money Series, Inc.                                 2-66868            811-3003
     AXP Sector Series, Inc.                                         33-20872           811-5522
     AXP Partners Series, Inc.                                       333-57852          811-10321
     AXP Partners International Series, Inc.                         333-64010          811-10427
     AXP Variable Portfolio-Partners Series, Inc                     333-61346          811-10383
     AXP Variable Portfolio-Investment Series, Inc.                  2-73115            811-3218
     AXP Variable Portfolio-Managed Series, Inc.                     2-96367            811-4252
     AXP Variable Portfolio-Money Market Series, Inc.                2-72584            811-3190
     AXP Variable Portfolio-Income Series, Inc.                      2-73113            811-3219
     AXP Variable Portfolio-Select Series, Inc.                      333-113780         811-21534

hereby constitutes and appoints Arne H. Carlson, any other member of the Boards who is not an interested person of the investment manager, and Leslie L. Ogg or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any and all further amendments to said registration statements with all exhibits and other documents thereto pursuant to said Acts and any rules and regulations thereunder and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

Dated the 7th day of July, 2004.


/s/ Arne H. Carlson                              /s/ Stephen R. Lewis, Jr.
----------------------------                     ----------------------------
    Arne H. Carlson                                  Stephen R. Lewis, Jr.


/s/ Philip J. Carroll, Jr.                       /s/ Alan K. Simpson
----------------------------                     ----------------------------
    Philip J. Carroll, Jr.                           Alan K. Simpson


/s/ Livio D. DeSimone                            /s/ Alison Taunton-Rigby
----------------------------                     ----------------------------
    Livio D. DeSimone                                Alison Taunton-Rigby


/s/ Anne P. Jones                                /s/ William F. Truscott
----------------------------                     ----------------------------
    Anne P. Jones                                    William F. Truscott